Exhibit 99.1

AdCare Health Systems to Present at the UBS 22nd Annual Global Healthcare Services Conference on February 7, 2012

SPRINGFIELD, Ohio, February 6, 2012 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), a nursing home and assisted living company, has been invited to present at the UBS 22nd Annual Global Healthcare Services Conference. The conference will be held at the Grand Hyatt New York in New York City on February 7-8, 2012.

AdCare CEO Boyd Gentry, and its chief acquisition officer, Chris Brogdon, are scheduled to present on Tuesday, February 7, 2012 at 8:00 a.m. Eastern time, with one-on-one meetings held throughout the day. AdCare management will discuss the emerging opportunities in the highly fragmented health care segments of senior assisted living and elderly nursing care.

The company will also talk about the progress of AdCare’s M&A program designed to build upon its strong reputation for operational efficiency and high-quality living environments. With the recent acquisition of a skilled nursing and assisted living community in Ohio, plus 24 additional skilled nursing centers AdCare expects to close in the first quarter of 2012 and the Abington Place skilled nursing facility in Q2 2012, the company expects its annualized revenue run-rate to exceed $355 million, which would represent an increase of 570% over revenues in 2010.

The presentation will be broadcast simultaneously and available for replay at www.ibb.ubs.com/Conferences and the investor relations section of the company’s website at www.adcarehealth.com.

For more information about the conference or to schedule a one-on-one meeting with AdCare management, please contact your UBS representative or visit the conference website at www.ibb.ubs.com.

About UBS

Headquartered in Zurich and Basel, UBS is a global firm providing financial services to private, corporate and institutional clients. UBS is present in all major financial centers and has offices in over 50 countries. UBS employs more than 65,000 people around the world. UBS’s historical roots stretch back more than a century. For more information, visit www.ubs.com.

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities. Since its inception in 1988, AdCare’s mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements about the company’s expected annualized revenue run-rate and statements regarding the expected closing of transactions. Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts

Boyd Gentry, CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com